EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM

We have issued our report dated September 24, 2010 with respect to the consolidated financial statements and schedule, included in the Annual Report on Form 10-K for the year ended June 30, 2010 of Lannett Company, Inc. and Subsidiaries which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
February 16, 2011